UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2026

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 600-7555

(Former name or former address, if changed since last report.) Not applicable.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 16, 2026, the board of directors of the Company (the “Board”) promoted Cory Anderson from the position of Senior Vice President, Chief Technology Officer to the position of Executive Vice President, General Manager of Greenbrook effective July 1, 2026 (the “Anderson Promotion Date”).

There is no arrangement or understanding between Mr. Anderson and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Anderson and any of the Company’s directors or other executive officers. There are no related party transactions between Mr. Anderson and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Anderson, age 49, has over 25 years of experience along with deep executive leadership within medical device companies. Mr. Anderson previously served as the Company’s SVP R&D and Clinical, Chief Technology Officer since January 2025, SVP R&D and Clinical from January 2023 until December 2024, VP R&D and Clinical from January 2022 until December 2022 and VP Clinical Affairs and Medical Operations, Interim VP R&D from March 2021 until December 2021. Prior to joining the Company, Mr. Anderson served as Vice President, Business Development and Marketing at Sebacia. During his time at Sebacia, he led phase IV clinical trials in five countries and strategically guided the company’s R&D pipeline. Prior to Sebacia, he was VP Business Development at The Innovation Factory (“TIF”) and a Principal at Accuitive Medical Ventures (“AMV”). During his time at TIF and AMV, Mr. Anderson managed operations of two portfolio companies in the ophthalmic space, evaluated new business and investment opportunities, and supported investments in the portfolio of companies. Prior to his time at TIF and AMV, Mr. Anderson held positions of increasing responsibility within Product Development and Marketing at Novoste Corporation where he developed products for interventional cardiology. Mr. Anderson has been a board observer and investor in two successful exits of venture-backed companies: AqueSys (acquired by Allergan/AbbVie, NYSE: ABBV) and MyoScience (acquired by Pacira BioSciences, NASDAQ: PCRX). Mr. Anderson holds Bachelor’s and Master’s degrees in Biomedical Engineering from Tulane University, and an MBA from Emory University. Mr. Anderson is an inventor on seven issued US patents and an author of two peer-reviewed papers and one book chapter.

In connection with Mr. Anderson’s promotion, the Board has approved changes to Mr. Anderson’s employment terms. Effective as of the Anderson Promotion Date, Mr. Anderson’s annual base salary will be increased to $425,000, and Mr. Anderson’s target discretionary annual cash bonus will be increased to 45% of his then-current base salary. As was the case prior to the Anderson Promotion Date, Mr. Anderson will continue to be eligible to receive annual equity grants under the Company’s long-term incentive program.

Mr. Anderson had previously entered into the Company’s executive indemnification agreement, executive restrictive covenant and severance agreement, and restrictive covenant and invention assignment agreement, each substantially in the form of the Company’s applicable template agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: June 23, 2026	By:	/s/ W. Andrew Macan
	Name:	W. Andrew Macan
	Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary